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                                                                    EXHIBIT 10.5
                          Product Purchase Agreement
                                    Between
                                  @Road, Inc.
                                      And
                      Novatel Wireless Technologies, Inc.

This agreement is made by @Road, Inc. and Novatel Wireless Technologies, Inc. and is effective as of April 1, 2000. The terms and conditions contained in this Agreement shall govern the production, purchase, warranty and support of the product mentioned below as "Product". In the event of any conflict between this Agreement and the terms and conditions of an order, as defined below, this Agreement shall govern. Novatel Wireless Technologies, Inc shall be referred as Novatel and @Road, Inc. shall be referred as @Road.

1.0  Product

     1.1 Product supplied to @Road is Expedite CDPD 0.6- Watt radio modem. The unit includes the communications board, top and bottom shield covers and a 50-ohm RF connector for antenna connection.

     1.2 Novatel may, at its discretion, implement changes in the Product, modify the drawings and its specifications, or substitute a Product of more recent design; provided, however, that any such changes, modifications or substitutions, under normal and proper use shall not materially and adversely affect functional performance, form or fit of the product. Novatel agrees to provide @Road with 60 days written notice of such changes.

2.0  Pricing

     2.1 Novatel agrees to supply the Expedite CDPD modems, to @Road at a unit price of [*] during the entire term of this Agreement, which shall run from April 1, 2000 to June 30, 2001.

     2.2 The price is FOB Novatel's facility in Carlsbad, California. The price includes normal packing for domestic and international shipments. All duties, insurance, special packing costs and expenses, and all Federal, Provincial, State and local excise, sales, use and other similar taxes are for Customer's account and will appear as additional items on invoices.

     2.3 Novatel reserves the right to create additional FOB locations as additional contract manufactures are selected.

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

* CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

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3.0  Forecast, Purchase Order and Liability

     3.1 @Road has provided a 12-month rolling forecast to Novatel. This forecast will be updated at the beginning of each calendar month. The following changes to the quantity forecasts will be allowed:

          Time Line      Stocking agreement
          1 to 90 days   no variance
          91 to 150 days 50% variance

     3.2 @Road will issue purchase orders for the 90-day time frame with deliveries in increments of 500 units.

     3.3  Payments terms will be full payment made upon the delivery.

     3.4 If there is more than a 20% negative variance in the @Road forecast vs. the quarter to date numbers included in schedule B, @Road will be responsible for making payments of $30 per unit on the variance between the forecast and the actual consumption.

     3.5 If there is more than a 20% negative variance in Novatel's ability to ship vs. the quarter to date purchase orders, Novatel will be responsible for making payments of $30 per unit on the variance between the purchase orders and the actual shipments.

4.0  Warranty

     4.1  Warranties shall be defined in Schedule 'A'

     4.2 @Road will be responsible for sending units to Novatel's facility in Carlsbad if warranty repairs are required. If product is determined to be no fault found, @Road will be responsible for all freight costs to and from Carlsbad.

5.0  Miscellaneous

     5.1 This agreement cannot be assigned to a third party without the written consent of @Road and Novatel.

     5.2 All modems sold to @Road must be for internal consumption and cannot be resold on the market.

     5.3 @Road agrees to include the Novatel logo for @Road marketing materials. This will be defined jointly by the two marketing departments at a later date.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Novatel Wireless Technologies, Inc.          @Road, Inc.

/s/ Robert Corey                             /s/ Krish Panu
------------------------------               ---------------------
Robert Corey                                 Kris Panu
President and CEO                            President and CEO

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                         Schedule 'A'
                         ------------

1. Novatel Wireless warrants for a period of 1 year from delivery at the FCA point that its Products are free from defects in material and workmanship, conform to Novatel Wireless specifications and that the software shall be free from errors which materially affect performance. THESE WARRANTIES ARE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NOVATEL WIRELESS SHALL IN NO EVENT BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, OF ANY KIND OR NATURE DUE TO ANY CAUSE.

2. Novatel Wireless' obligations are limited to correction of such failure, by implementation of the module swap warranty procedure whenever practicable and are conditioned upon the Product having been maintained in accordance with Novatel Wireless specifications and the Product not having been modified by any party other than Novatel Wireless except as expressly permitted in writing.

3. The foregoing warranties do not extend to (i) nonconformity's, defects or errors in the Product due to accident, abuse, misuse or negligent use of the Product or use in other than a normal and customary manner, environmental conditions not conforming to Novatel Wireless' specifications, or failure to follow prescribed operating maintenance procedures, (ii) defects, errors or nonconformity's in the Product due to modifications, alterations, additions or Product changes not made or authorized to be made by Novatel Wireless, (iii) normal wear and tear, or
     (iv) damage caused by force of nature or act of any third party.

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                                   Schedule B


Year            2000                                                    Year          2001

PERIOD          MONTH              QTY         TOTAL                   PERIOD        MONTH              QTY          TOTAL
------          -----              ---         -----                   ------        -----              ---          -----
Q2 2000          Apr              5,000                                Q1 2001         Jan              5,000
                 May              5,000                                                Feb              5,000
                 Jun              6,000        16,000                                  Mar              5,000        15,000

Q3 2000          Jul              7,000                                Q2 2001         Apr              5,000
                 Aug              7,000                                                May              5,000
                 Sep              6,000        20,000                                  Jun              5,000        15,000

Q4 2000          Oct             10,000
                 Nov             10,000
                 Dec              5,000        25,000
                                                                       15 MONTH TOTAL                                91,000

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